UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 7, 2008

Neose Technologies, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	0-27718	13-3549286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

102 Rock Road, Horsham, Pennsylvania		19044
(Address of Principal Executive Offices)		(Zip Code)

(215) 315-9000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 7, 2008, Neose Technologies, Inc. (the “Company”) received an additional Staff Determination from the NASDAQ Listing Qualifications Department (the “Department”) indicating that the Company’s filing of a Form 8-K on September 18, 2008, which disclosed that (i) the Company had entered into definitive asset purchase agreements providing for the sale of substantially all of the Company’s assets (collectively, the “Asset Sales”), and (ii) the Company’s planned liquidation subsequent to the consummation of the Asset Sales (the “Liquidation”), constitutes an additional basis, in accordance with Marketplace Rules 4300, 4450(f) and IM-4300, for delisting the Company’s common stock from the Nasdaq Stock Market (“NASDAQ”).

The Company previously announced on August 21, 2008, that it was appealing a NASDAQ Staff Determination issued August 20, 2008 indicating that the Company had failed to regain compliance with NASDAQ’s minimum bid price requirement of $1.00 per share for continued listing of the Company’s common stock on the NASDAQ Global Market as set forth in Marketplace Rule 4450(a)(5).  An appeal hearing was scheduled for October 16, 2008.  Following an evaluation by the Company of its ability to regain compliance with NASDAQ listing requirements in light of the Asset Sales and the Liquidation, the Company advised NASDAQ on October 14, 2008 that it was withdrawing its appeal.

The Company anticipates that it will receive a notice from the Department stating that trading in the Company’s common stock will be suspended and that NASDAQ will file a Form 25-NSE with the Securities and Exchange Commission (“SEC”) to deregister the Company’s common stock.

We have been advised by the Pink OTC Markets Inc. (the “Pink Sheets”) that we will be eligible for trading on the Pink Sheets contemporaneously with the delisting of our common stock from NASDAQ. We are also in discussions with market makers to quote our common stock on the OTC Bulletin Board (the “OTC BB”). Our common stock will not be eligible for trading on the OTC BB until at least one market maker quotes our common stock.

Item 8.01 Other Events

A press release of the Company, dated October 14, 2008, is attached as Exhibit 99.1 hereto.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  Statements in this press release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties.  Among those risks and uncertainties are:  the risk that the Company’s common stock will not be quoted on the OTC BB and/or the Pink Sheets subsequent to its delisting from the NASDAQ Global Market and that its currently announced asset sales and planned liquidation are approved by the Company’s stockholders and consummated, as well as more specific risks and uncertainties set forth in the sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended, entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements, and discussions of risk factors in the Company’s subsequent SEC filings.  Any of these risks and uncertainties could cause the Company’s actual results to differ from those contained in the forward-looking statements.

Additional Information and Where to Find It

In connection with stockholder approval of the Company’s previously announced Asset Sales and Liquidation, the Company intends to file a proxy statement and other materials with the SEC.  Stockholders of the Company are advised to read the proxy statement and any other relevant documents filed with the SEC when they become available because those documents will contain important information about the Asset Sales and the Liquidation.  Stockholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed with the SEC, at the SEC’s web site at http://www.sec.gov.  Free copies of the proxy statement, when it becomes available, and the Company’s other filings with the SEC, may also be obtained from the Company by directing a request to A. Brian Davis, Senior Vice President and Chief Financial Officer, Neose Technologies, Inc., 102 Rock Road, Horsham, Pennsylvania 19044 or at www.neose.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the Asset Sales and the Liquidation.  Information regarding the Company’s directors and executive officers is available in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on April 29, 2008.  Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:  The Exhibit Index annexed hereto is incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

NEOSE TECHNOLOGIES, INC.

Date: October 14, 2008	By:	/s/ A. Brian Davis
A. Brian Davis
Senior Vice President and Chief
Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated October 14, 2008